Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General Cable Corporation:
We consent to the incorporation by reference in Registration Statement Nos. 333-28965, 333-31865, 333-31867, 333-31869, 333-31871, 333-89629, 333-51812, 333-51818, 333-51822, 333-58792 and 333-125190 on Form S-8; Post-effective Amendment No. 1 to Registration Statement No. 333-59125 on Form S-8; Registration Statement No. 333-108950 and Post-effective Amendment No. 8 to Registration Statement No. 333-111436 on Form S-3 of our report dated March 15, 2006 (November 6, 2006 as to Note 19), relating to the consolidated financial statements and financial statement schedule of General Cable Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of segment disclosures discussed in Note 19), and of our report dated March 15, 2006 (November 6, 2006 with respect to management’s discussion of the restatement of the financial statements in the fourth paragraph of Management’s Annual Report on Internal Control over Financial Reporting), relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of General Cable Corporation for the year ended December 31, 2005.
DELOITTE & TOUCHE LLP
Cincinnati, Ohio
November 6, 2006